Exhibit 3(2)

                                                            Amended and Restated
                                                        as of September 11, 2004

                                     BY-LAWS

                                       OF

                             AMERICAN BILTRITE INC.
                               (the "Corporation")

                                   ARTICLE I

                          Certificate of Incorporation

               The name, location of principal office and purposes of the Corporation shall be as set forth in its latest restated certificate of incorporation. These By-laws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said latest restated certificate of incorporation. The latest restated certificate of incorporation is hereby made a part of these By-laws.

               All references in these By-laws to the "certificate of incorporation" shall be construed to mean the latest restated certificate of incorporation of the Corporation as from time to time amended and as defined in
Section 102 of the General Corporation Law of the State of Delaware (the "GCL") or acts in amendment thereof, supplemental thereto or in substitution therefor.

                                   ARTICLE II

                                 Annual Meeting

               The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be determined by the Board of Directors each year, which date and time may subsequently be changed at any time, including the year any such determination occurs.
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                                  ARTICLE III

                        Special Meetings of Stockholders

               A special meeting of the stockholders may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President, or by the Board of Directors or by a majority of the directors then in office. A special meeting of the stockholders shall be called by the Secretary, or in the case of death, absence, incapacity or refusal of the Secretary, by some other officer, upon written application of one or more stockholders who are entitled to vote and who hold at least 10% in interest of the capital stock entitled to vote at such meeting. Such call shall state the time, place and purposes of the meeting.

                                   ARTICLE IV

                Place, Time and Notice of Stockholders' Meetings

               Annual meetings of the stockholders, and any special meeting of the stockholders held in place of any such annual meeting, shall be held at such place and at such time as the Board of Directors may from year to year determine. Any other special meeting of stockholders shall be held at such time and at such place within or without the State of Delaware as is stated in the call. Any adjourned session of any annual or special meeting of the stockholders shall be held at such place as is designated in the vote of adjournment.

               A written notice of each meeting of stockholders, stating the place and hour thereof and the purposes for which the meeting is called, shall be given, at least 10 days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who under the certificate of incorporation is entitled to such notice, by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears upon the books of the Corporation. Such notice shall be given by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by some other officer or by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. A waiver of such notice in writing signed by the person or persons entitled to such notice whether before or after the time stated therein shall be deemed equivalent to such notice.

                                   ARTICLE V

                        Quorum and Action of Stockholders

               At any meeting of the stockholders, a quorum for the election of any director or officer or for the consideration of any question shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at such election or upon such question, respectively, except in any case where a larger quorum is required by law, by the certificate of incorporation or


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by these By-laws. Stock owned by the Corporation, if any, shall not be deemed outstanding for this purpose. In any case any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned, without further notice.

               When a quorum for an election is present at any meeting, a plurality of the votes properly cast for any office shall elect to such office, except in any case where a larger vote is required by law, by the certificate of incorporation or by these By-laws. When a quorum for the consideration of a question is present at any meeting a majority of the votes properly cast upon the question shall decide the question, except in any case where a larger vote is required by law, by the certificate of incorporation or by these By-laws.

                                   ARTICLE VI

                               Proxies and Voting

               Except as otherwise provided in the certificate of incorporation and subject to the provisions of Article XXIII of these By-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period; and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as provided in Article XXIII of these By-laws, no share of stock shall be voted on at any election for directors which has been transferred on the books of the Corporation within twenty days next preceding such election of directors. Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted upon directly or indirectly.

               Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged will be entitled to vote, unless in the transfer by the pledger on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon.

               The Secretary shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order. Such list shall be open at the place where said election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.


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                                  ARTICLE VII

                               Board of Directors

               The number of directors which shall constitute the whole board shall be eleven. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1990 annual meeting of stockholders, Class I directors were elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

               Except as otherwise provided in Article XVI, a director shall hold office until the annual meeting of the stockholders for the year in which his term expires and until his successor is elected and qualified, or until he sooner dies, resigns, retires, is disqualified or is removed from office.

               No director or officer need be a stockholder.

                                  ARTICLE VIII

                         Powers Of Directors; Committees

               The Board of Directors shall have and may exercise all the powers of the Corporation, except such as are conferred upon the stockholders by law, by the certificate of incorporation or by these By-laws.

               Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no By-Law adopted by stockholders shall operate retroactively to impair or impede the implementation of any action authorized in accordance with the foregoing.

               The Board of Directors, by resolution adopted by a majority of the whole Board of Directors (including any vacant directorships), may at any time and from time to time designate, change the membership of or terminate the existence of any committee or committees, except with respect to the Executive Committee, the Audit Committee and the Compensation Committee, each which is described more fully in these By-laws, each committee to consist of two or more of the directors of the Corporation. Each such committee shall have such name and from time to time shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, including power to authorize the seal of the Corporation to be affixed to all


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papers which may require it, as may be determined from time to time by resolution adopted by a majority of the whole Board of Directors (including any vacant directorships). Such committees need not hold formal meetings, but any decisions made by a committee without a formal meeting shall be reduced to writing and such writing shall be signed by all of the members of the committee. All minutes of meetings of committees and all such written decisions shall be available to the Board of Directors on its request.

                                   ARTICLE IX

                       Meetings Of the Board Of Directors

               Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders.

               Special meetings of the Board of Directors may be held at any time and at any place either within or without the State of Delaware when called by the Chairman of the Board, the Vice Chairman of the Board, the President the Treasurer, or two or more directors, reasonable notice thereof being given to each director by the Secretary, or in case of the death, absence, incapacity or refusal by the Secretary, by the officer or directors calling the meeting. A waiver of such notice, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent to such notice. In any case, it shall be deemed sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram or telecopy at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person either by telephone or by handing him a written notice at least twenty-four hours before the meeting.

                                   ARTICLE X

                         Quorum and Action of Directors

               At any meeting of the Board of Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the whole Board of Directors (including any vacant directorships), but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the directors present and voting shall be requisite and sufficient for election to any office, and a majority of the directors present and voting shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the certificate of incorporation or by these By-laws.


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                                   ARTICLE XI

                               Officers and Agents

               The officers of the Corporation shall be an Honorary Chairman of the Board of Directors (if one is elected), a Chairman of the Board, a Vice Chairman of the Board (if one is elected), a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President), a Treasurer, a Secretary, Assistant Secretaries and such other officers, if any, as the Board of Directors may in its discretion elect or appoint. The Corporation may also have such agents, if any, as the Board of Directors may in its discretion appoint. The Honorary Chairman of the Board, (if any), the Chairman of the Board, the Vice Chairman of the Board, and the President shall be chosen from among the directors. So far as is permitted by law, any two or more offices may be held by the same person, except that the President shall not also be a Vice President or Secretary.

               Subject to law, to the certificate of incorporation and to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Board of Directors may from time to time designate.

               The Honorary Chairman of the Board (if one is elected), the Chairman of the Board, the Vice Chairman of the Board, the President, the Vice President, the Treasurer, the Secretary and Assistant Secretaries, if any, shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders, by vote of a majority of the directors present and voting. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time, by vote of a majority of the directors present and voting. One or more additional Vice Presidents may be elected by the Board of Directors at any time other than at said meeting, by vote of a majority of the director then in office.

               Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his successor is elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the Board of Directors.

                                  ARTICLE XII

                             Duties of the Officers

               The Honorary Chairman of the Board (if one is elected) shall advise with and make his counsel available to other officers of the Corporation, and shall have such other duties and powers as shall be designated from time to time by the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board or the President, he shall preside at all meetings of the Board of Directors at which he is present, except as otherwise voted by the Board of Directors.


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               The Board of Directors shall appoint either the Chairman of the
Board or the Vice Chairman of the Board to be the chief executive officer of the Corporation and to have the general direction of the affairs of the Company, except as otherwise prescribed by the Board of Directors. The chief executive officer shall preside as Chairman at all meetings of the stockholders and of the Board of Directors and may execute contracts in the name of the Corporation and appoint and discharge agents and employees.

               The President shall direct the operations of the Corporation, being responsible to the Chairman of the Board. He shall, in the event of the incapacity of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of the stockholders at which he is present. The President may also execute contracts in the name of the Corporation, and appoint and discharge agents and employees. Except as herein otherwise provided, the President shall perform all other duties consistent to his office.

               The several Vice Presidents shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the President. They may be given particular titles to indicate their general duties, such as Executive Vice President, Vice President Finance, Vice President Corporate Public Relations, Vice President in charge of sales, etc.

                                  ARTICLE XIII

                                    Treasurer

               The Treasurer shall be in charge of corporate funds and valuable papers and of the books of account, and shall have such other duties and powers as may be designated from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the President.

               Any Assistant Treasurers shall have such duties and powers as shall be designated from time to time by the Board of Directors or by the Treasurer, and shall be responsible to and shall report to the Treasurer.

                                  ARTICLE XIV

                                    Secretary

               The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors, in a book or books to be kept for that purpose, and in his absence from any such meeting a temporary Secretary shall be chosen who shall record the proceedings thereof.

               The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary), an original or duplicate of which shall at all times during the usual hours for business be open to the examination of every stockholder at the principal office of the Corporation in Delaware.


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               Any Assistant Secretaries shall have such duties and power as shall be designated from time to time by the Board of Directors or by the Secretary, and shall be responsibility to and shall report to the Secretary.

                                   ARTICLE XV

                               Executive Committee

               The Board of Directors may appoint not less than five (5) directors who, together with the Chairman of the Board, the Vice Chairman of the Board and the President, shall constitute the Executive Committee. One of the directors so appointed shall be designated by the Board of Directors as Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Committee, and in the event of his incapacity or absence, the Chairman of the Board, the Vice Chairman of the Board and the President, in that order if present, shall preside. Vacancies in the Executive Committee may be filled at any meeting of the Board of Directors.

               The Executive Committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and management of its business and when the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers of the Board of Directors with reference to the conduct of the business of the Corporation which may be lawfully delegated by the Board of Directors.

               Regular meetings of the Executive Committee may be held without call or notice at such times and places as the Executive Committee may fix from time to time. Other meetings of the Executive Committee may be called by any member thereof by oral, telegraphic or written notice not later than the day prior to the day set for such meeting. Such notice shall state the time and place of the meeting, and if by telegraph or in writing, shall be addressed to each member at his address as shown by the records of the Secretary. Upon request by any member, the Secretary shall give the required notice calling the meeting.

               At any meeting of the Executive Committee two-thirds of the members shall constitute a quorum. Any action of the Executive Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present, and in any event, shall require the affirmative vote of not less than two-thirds of the members of the Committee.

               The Secretary shall keep the minutes of the meetings of the Executive Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board of Directors from time to time for their information.


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                                  ARTICLE XVI

                                 Audit Committee

               The Board of Directors may appoint not less than three (3) directors who shall constitute the Audit Committee. One of the directors so appointed shall be designated by the Board of Directors as Chairman of the Audit Committee. The Chairman of the Audit Committee shall preside at all meetings of the Committee. Vacancies in the Audit Committee may be filled at any meeting of the Board of Directors.

               The Audit Committee shall review with the Corporation's independent auditors the results of their examination of the financial operations of the Corporation and shall make recommendations to the Board of Directors with respect thereto. The Committee shall also review annually the Corporation's internal audit function.

               The chief executive officer, although not a member of the Audit Committee, shall receive notice of and shall customarily attend all meetings of the Committee, except that the Committee may at its discretion elect to meet in executive session without the presence of the chief executive officer or other corporate officers. The Committee shall meet in executive session at least once each calendar year with the Corporation's independent auditors to review their report on the operation of the business.

               Regular meetings of the Audit Committee may be held without call or notice at such times and places as the Audit Committee may fix from time to time. Other meetings of the Audit Committee may be called by any member thereof by oral, telegraphic or written notice not later than the day prior to the day set for such meeting. Such notice shall state the time and place of the meeting, and if by telegraph or in writing, shall be addressed to each member at his address as shown by the records of the Secretary. Upon request by any member, the Secretary shall give the required notice calling the meeting.

               At any meeting of the Audit Committee two-thirds of the members shall constitute a quorum. Any action of the Audit Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present, and in any event, shall require the affirmative vote of not less than two-thirds of the members of the Committee.

               The Secretary shall keep the minutes of the meetings of the Audit Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board of Directors from time to time for their information.


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                                  ARTICLE XVII

                             Compensation Committee

               The Board of Directors may appoint not less than three (3) directors who shall constitute the Compensation Committee. One of the directors so appointed shall be designated by the Board of Directors as Chairman of the Compensation Committee. The Chairman of the Compensation Committee shall preside at all meetings of the Committee. Vacancies in the Compensation Committee may be filled at any meeting of the Board of Directors.

               The Compensation Committee shall have and may exercise all the powers of the Board of Directors with reference to the administration of the Corporation's stock option plans and other equity incentive plans, including the authority to grant or to approve or disapprove participation by specific employees in those plans as required by the terms of those plans; the review and establishment of the personnel policies of the Corporation, particularly as related to fringe benefits; the review and establishment of compensation of all officers of the Corporation, including the directors, and such other executives and employees of the Corporation as the Compensation Committee shall determine; and the review and recommendation, upon request of the chief executive officer, of stock option plans, stock purchase plans, employees' savings and bonus plans, pension and retirement plans, and any other plans, systems and practices of the Corporation relating directly or indirectly to compensation, which are in effect or proposed to be adopted with respect to any of the employees of the Corporation or its subsidiaries.

               Regular meetings of the Compensation Committee may be held without call or notice at such times and places as the Compensation Committee may fix from time to time. Other meetings of the Compensation Committee may be called by any member thereof by oral, telegraphic or written notice not later than the day prior to the day set for such meeting. Such notice shall state the time and place of the meeting, and if by telegraph or in writing, shall be addressed to each member at his address as shown by the records of the Secretary. Upon request by any member, the Secretary shall give the required notice calling the meeting.

               At any meeting of the Compensation Committee two-thirds of the members shall constitute a quorum. Any action of the Compensation Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present, and in any event, shall require the affirmative vote of not less than two-thirds of the members of the Committee.

               The Secretary shall keep the minutes of the meetings of the Compensation Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board of Directors from time to time for their information.


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                                 ARTICLE XVIII

                            Resignations and Removals

               Any director or officer may resign at any time by delivering his resignation in writing to the Chairman of the Board, the Vice Chairman of the Board, the President or the Secretary or to a meeting of the Board of Directors, and such resignation shall take effect at the time stated therein or if no time be so stated upon its delivery, and without the necessity of its being accepted unless the resignation shall so state. Each of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the Corporation then entitled to vote for the election of such director.

               The Board of Directors may at any time by vote of a majority of the directors then in office, remove from office any officer. The Board of Directors may at any time, by vote of a majority of the directors present and voting, terminate or modify the authority of any agent. No director or officer resigning, and (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Corporation duly approved by the Board of Directors) no director or officer removed shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise.

                                  ARTICLE XIX

                    Vacancies and Newly Created Directorships

               If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. If the office of the Honorary Chairman of the Board, the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President any Vice President, the Treasurer, or the Secretary, one or more, becomes vacant, the Board of Directors may elect a successor or successors by vote of a majority of the directors then in office, though less than a quorum. If the office of any other officer becomes vacant, the Board of Directors may elect or appoint a successor by vote of a majority of the directors present and voting. Each such successor shall hold office for the unexpired term, and until his successor shall be elected or appointed and


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qualified, or until he sooner dies, resigns, is removed or becomes disqualified.
The Board of Directors shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number as fixed by these By-laws, provided there be at least three (3) directors in office.

                                   ARTICLE XX

                                  Capital Stock

               The authorized amount of the capital stock and the par value, if any, of the Corporation shall be as fixed in the certificate of incorporation. At all times when there are two or more classes of stock or series thereof, the several classes of stock and series thereof shall have the respective designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof and expressed in the certificate of incorporation.

                                  ARTICLE XXI

                              Certificates of Stock

               Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided, however, that where such certificate is signed
(1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board, the Vice Chairman of the Board, the President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation, and any such issue and delivery shall be regarded as an adoption by the Corporation of such certificate or certificates. Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors.

               Certificates issued for partly paid shares shall state thereon the total amount of consideration to be paid therefor and the amount paid thereon.


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                                  ARTICLE XXII

                           Transfer of Shares of Stock

               Subject to the restrictions, if any, imposed by the certificate of incorporation, title to a certificate of stock and the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate, accompanied by a written assignment of the same, or a written power of attorney to sell, assign or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the Corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner and shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the Corporation as the exclusive owner thereof. It shall be the duty of each stockholder to notify the Corporation of his post office address.

                                 ARTICLE XXIII

                           Transfer Books; Record Date

               The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect for a period not exceeding sixty (60) days in connection with obtaining the consent of the stockholders for any purpose, provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or any other of the above-mentioned events, or a date in connection with obtaining such consent, as a record date for the determination of the stock holders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


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                                  ARTICLE XXIV

                              Loss of Certificates

               In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms in conformity with law as the Board of Directors may prescribe.

                                  ARTICLE XXV

                                      Seal

               The corporate seal of the Corporation shall, subject to alteration by the Board of Directors, consisting of two concentric circles which shall be the name of the Corporation and in the center shall be inscribed the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XXVI

                               Execution of Papers

               Except as otherwise provided in these By-laws, and except as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President or by one of the Vice Presidents or by the Treasurer.

               The Board of Directors may, for the purpose of entrance and clearance of goods through any port of entry or custom house, authorize and empower one or more officers or agents of the Corporation to execute and deliver any and all powers of attorney, bonds and other papers or documents, and to do any and all acts necessary or useful, to effect such entrance and clearance of goods.

                                 ARTICLE XXVII

                                   Fiscal Year

               The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following, unless otherwise determined by the Board of Directors.


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                                 ARTICLE XXVIII

                    Indemnification of Directors and Officers

               Section 1. Right to Indemnification Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the GCL in the manner prescribed therein, from time to time, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith. Similar indemnification may be provided by the Corporation to an employee or agent of the Corporation who was or is a party or is threatened to be made a party to or is involved in any such threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan.

               Section 2. Other Indemnification The rights of indemnification conferred by this article shall not be exclusive of any other rights which such directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

               Section 3. Insurance The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL. The Corporation may also create a trust fund, grant a security interest and use other means (including, but not limited to, letters of credit, surety bonds and other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.


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                                  ARTICLE XXIX

                    Voting Of Shares Owned by the Corporation

               Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation owned or controlled by the Corporation may be voted at any stockholders' meeting of such other corporation by the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, or President of the Corporation if he be present or in his absence by any Vice President of the Corporation who may be present. Whenever in the judgment of the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, or the President, or in their absence of the President, it is desirable for the Corporation to execute a proxy or give a stockholder's consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President, or one of the Vice Presidents of the Corporation and shall be attested by the Secretary or Assistant Secretary of the Corporation under the corporate seal without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

                                  ARTICLE XXX

                                   Amendments

               These By-lavs may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal, or the articles to be affected thereby, or at any meeting of the Board of Directors by resolution of a majority of the whole Board of Directors (including any vacant directorships). Any By-Law, whether passed, amended or repealed by the stockholders or directors, may be repealed, amended, further amended or reinstated, as the case may be, by either the stockholders or the directors as aforesaid.


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